Exhibit 99.1

Hertz Global Holdings Reports
Fourth Quarter 2017 and Full-Year Financial Results

ESTERO, Fla, February 27, 2018 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its fourth quarter and year ended December 31, 2017.

•	Worldwide revenue increased 4% in the fourth quarter

•	Net income in the fourth quarter was $616 million, including a one-time benefit of $679 million related to U.S. tax reform

•	Adjusted Corporate EBITDA increased to $21 million from $12 million in the prior-year quarter

•
The Company’s U.S. operational improvement initiatives drove year-over-year progress in the second half of the year compared with the first half of 2017 as reflected in increased revenue expansion, improved fleet utilization and reduced vehicle depreciation expense

“The Company’s top priority in 2017 was to design and launch an operational improvement plan that would drive sustainable, profitable revenue growth,” said Kathryn V. Marinello, president and chief executive officer of Hertz. “In the first half of the year, we right-sized our fleet and began upgrading vehicle quality, redesigned operating processes, including our Ultimate Choice offering, and deployed smart systems for revenue management. In the second half, our performance reflected positive momentum against these initiatives."

“In 2018, we expect to see continued progress from our U.S. improvement programs. However, we also will have elevated investments throughout the year as we implement several, major technology conversions. By 2019, we should begin to evolve toward a more competitive earnings profile.”

For the fourth quarter 2017, total revenues were $2.1 billion, a 4% increase versus the fourth quarter 2016. Loss before income taxes for the fourth quarter 2017 was $179 million versus a loss of $466 million in the same period last year. Fourth quarter 2017 net income was $616 million, or $7.42 per diluted share, which included a one-time benefit of $679 million related to U.S. tax reform, compared with a net loss from continuing operations of $438 million during the fourth quarter 2016, or $5.28 per diluted share. The Company reported adjusted net loss for the fourth quarter 2017 of $64 million, or $0.77 adjusted diluted loss per share, compared with adjusted net loss of $59 million, or $0.71 adjusted diluted loss per share, for the same period last year. Adjusted Corporate EBITDA for the fourth quarter 2017 was $21 million, compared to $12 million in the same period last year.

For the full-year 2017, Hertz Global reported net income of $327 million, or $3.94 per diluted share, including the one-time benefit related to U.S. tax reform, compared with net loss from continuing operations of $474 million, or $5.65 per diluted share, for 2016. Total revenues for 2017 were unchanged from 2016 at $8.8 billion. The Company reported adjusted net loss for 2017 of $132 million, or $1.59 adjusted diluted loss per share, compared with adjusted net income of $41 million, or $0.49 adjusted diluted earnings per share, for the same period last year. Adjusted corporate EBITDA for 2017 was $267 million, versus $553 million for 2016.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY

U.S. RAC(1)	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016
Total Revenues	$1,437	$1,417	1%
Depreciation of revenue earning vehicles and lease charges, net	$426	$456	(7)%
Income (loss) from continuing operations before income taxes	$(24)	$(151)	(84)%

Adjusted pre-tax income (loss)	$7	$(14)	NM
Adjusted pre-tax margin	—%	(1)%	150	bps

Adjusted Corporate EBITDA	$10	$8	25%
Adjusted Corporate EBITDA margin	1%	1%	10	bps

Average vehicles	470,800	473,200	(1)%
Transaction days (in thousands)	34,958	34,056	3%
Total RPD (in whole dollars)	$40.53	$41.02	(1)%
Total RPU (in whole dollars)	$1,003	$984	2%
Net depreciation per unit per month (in whole dollars)	$302	$321	(6)%

NM - Not Meaningful

Total U.S. RAC revenues increased 1% versus the same period last year. Transaction days increased by 3% year-over-year as a result of increased rentals to commercial customers, including corporate, insurance replacement and ride-hailing drivers. Pricing, as measured by Total Revenue Per Day (Total RPD), decreased 1% in the quarter. Excluding ancillary revenue and the growth in ride-hailing rentals, pricing increased 3% over the 2016 fourth quarter.

The 3% increase in transaction days combined with 1% reduction in U.S. fleet capacity resulted in a 250-basis point increase in utilization in the quarter. Revenue per unit, an important measure of asset efficiency, increased 2% over the prior year.

The revenue improvement along with a 6% decrease in monthly depreciation per unit supported a year-over-year increase in Adjusted Corporate EBITDA in the fourth quarter, despite higher expenses associated with the Company’s operating turnaround initiatives and increased vehicle interest expense due to rising interest rates.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY

International RAC(1)	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016
Total Revenues	$487	$441	10%
Depreciation of revenue earning vehicles and lease charges, net	$105	$89	18%
Income (loss) from continuing operations before income taxes	$(4)	$(181)	(98)%

Adjusted pre-tax income (loss)	$4	$15	(73)%
Adjusted pre-tax margin	1%	3%	(260)	bps

Adjusted Corporate EBITDA	$11	$23	(52)%
Adjusted Corporate EBITDA margin	2%	5%	(300)	bps

Average vehicles	163,100	163,100	—%
Transaction days (in thousands)	10,935	10,880	1%
Total RPD (in whole dollars)	$40.42	$39.15	3%
Total RPU (in whole dollars)	$903	$871	4%
Net depreciation per unit per month (in whole dollars)	$194	$178	9%

The Company’s International RAC segment revenues increased 10% from the fourth quarter 2016, or 4% excluding currency adjustments, driven by a 3% increase in Total RPD and a 1% increase in transaction days. Excluding the sale of the Company's Brazil rental car and leasing operations to Localiza in August 2017, transaction days increased 6%.

The 1% increase in transaction days combined with flat fleet capacity resulted in a 40-basis point increase in utilization in the quarter. Revenue per unit, an important measure of asset efficiency, increased 4% over the prior year.

Fourth quarter 2017 Adjusted Corporate EBITDA for International RAC decreased compared with a year ago in part due to the divestiture of the Brazil fleet, declining residual values on diesel vehicles in Europe and elevated fleet-related expenses.

ALL OTHER OPERATIONS

All Other Operations(1)	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions)	2017	2016
Total Revenues	$167	$151	11%
Depreciation of revenue earning vehicles and lease charges, net	$123	$117	5%
Income (loss) from continuing operations before income taxes	$16	$16	—%

Adjusted pre-tax income (loss)	$21	$19	11%
Adjusted pre-tax margin	13%	13%	—	bps

Adjusted Corporate EBITDA	$20	$18	11%
Adjusted Corporate EBITDA margin	12%	12%	10	bps

Average vehicles - Donlen	197,800	197,000	—%

All Other Operations is primarily comprised of the Company's Donlen leasing operations.

(1)
Adjusted pre-tax income (loss), adjusted pre-tax margin, Adjusted Corporate EBITDA, Adjusted Corporate EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share are non-GAAP measures. Average vehicles, transaction days, Total RPD, Total RPU and net depreciation per unit per month are key metrics. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and key metrics and the reason the Company's management believes that this information is useful to investors.

STRATEGIC INVESTMENTS - 2018 expenses will continue to be elevated as the Company remains committed to its U.S. operating turnaround initiatives. The elevated expense level will be targeted toward new marketing campaigns, ongoing field process improvements, an upgraded model-year 2018 fleet and the deployment of several redesigned technology platforms. The benefits from its U.S. turnaround program are expected to accelerate in 2019.

BALANCE SHEET - The Company had more than $1.6 billion of corporate liquidity at December 31, 2017. It has no material corporate debt maturities due until October 2020. In January 2018, it executed a $1 billion five-year term ABS transaction for U.S. rental car with proceeds used to refinance its 2018 vehicle debt maturities.

TAX REFORM - The enactment of U.S. tax reform resulted in the Company recording an estimated net benefit of $679 million, resulting from the remeasured valuation of its net deferred tax liabilities. It does not anticipate a liability from the one-time charge on accumulated foreign earnings. Due to the lower corporate tax rate in 2018, the Company’s effective tax rate now is estimated to be between 23% and 26% on results in future years.

RESULTS OF THE HERTZ CORPORATION

The GAAP and Non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION

Hertz Global's fourth quarter 2017 live webcast discussion will be held on February 28, 2018, at 8:00 a.m. Eastern. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on our website, IR.Hertz.com.

ANNUAL MEETING OF STOCKHOLDERS

The Company’s Board of Directors has set the date of the annual meeting of stockholders for May 22, 2018.  Holders of record at the close of business on March 27, 2018, will be entitled to vote at the meeting.  The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.  Shareholders will be able to attend the Annual Meeting online, vote their shares electronically and submit questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/HTZ2018. This information will also be announced in the Company's proxy materials, which it expects to file with the U.S. Securities and Exchange Commission in late March or early April 2018.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,200 corporate and franchisee locations throughout North America, Europe, The Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide airport general use vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement in 2015 of the Company's previously issued financial results; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; occurrences that disrupt rental activity during our peak periods; increased vehicle costs due to declines in the value of the Company's non-program vehicles; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to adequately respond to changes in technology and customer demands; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; a major disruption in the Company's communication or centralized information networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to successfully integrate acquisitions and complete dispositions; the Company's ability to maintain favorable brand recognition and a coordinated and comprehensive branding and portfolio strategy; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its Senior Facilities and the Letter of Credit Facility, its outstanding unsecured Senior Notes, its outstanding Senior Second Priority Secured Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the Company's ability to successfully implement its information technology and finance transformation programs; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the Company's operations, the cost thereof or applicable tax rates; changes to the Company's senior management team and the dependence of its business operations on its senior management team; the effect of tangible and intangible asset impairment charges; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA

On June 30, 2016, former Hertz Global Holdings, Inc. (for periods on or prior to June 30, 2016, “Old Hertz Holdings” and for periods after June 30, 2016, “Herc Holdings”) completed the previously announced separation of its existing vehicle rental and equipment rental businesses into two independent, publicly traded companies (the "Spin-Off"). The separation was structured as a reverse spin-off under which the vehicle rental business was contributed to the Company, the stock of which was then distributed as a dividend to stockholders of Old Hertz Holdings. While the Company was the legal spinnee in the separation, the Company is the accounting successor to the pre-spin-off business. As a result, the former equipment rental business and certain former parent entities of Old Hertz Holdings are presented as discontinued operations in the Company's financial information. Unless noted otherwise, information presented in the following tables and supplemental schedules pertain to Hertz Global's continuing operations.

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended December 31,		As a Percentage of Total Revenues		Twelve Months Ended December 31,		As a Percentage of Total Revenues
(In millions, except per share data)	2017	2016	2017	2016	2017	2016	2017	2016
Total revenues	$2,091	$2,009	100%	100%	$8,803	$8,803	100%	100%
Expenses:
Direct vehicle and operating	1,223	1,154	58%	57%	4,958	4,932	56%	56%
Depreciation of revenue earning vehicles and lease charges, net	654	662	31%	33%	2,798	2,601	32%	30%
Selling, general and administrative	221	213	11%	11%	880	899	10%	10%
Interest expense, net:
Vehicle	88	68	4%	3%	331	280	4%	3%
Non-vehicle	84	75	4%	4%	306	344	3%	4%
Total interest expense, net	172	143	8%	7%	637	624	7%	7%
Goodwill and intangible asset impairments	—	292	—%	15%	86	292	1%	3%
Other (income) expense, net	—	11	—%	1%	19	(75)	—%	(1)%
Total expenses	2,270	2,475	109%	123%	9,378	9,273	107%	105%
Income (loss) from continuing operations before income taxes	(179)	(466)	(9)%	(23)%	(575)	(470)	(7)%	(5)%
Income tax (provision) benefit from continuing operations	795	28	38%	1%	902	(4)	10%	—%
Net income (loss) from continuing operations	616	(438)	29%	(22)%	327	(474)	4%	(5)%
Net income (loss) from discontinued operations	—	(2)	—%	—%	—	(17)	—%	—%
Net income (loss)	$616	$(440)	29%	(22)%	$327	$(491)	4%	(6)%
Weighted average number of shares outstanding:
Basic	83	83			83	84
Diluted	83	83			83	84
Earnings (loss) per share- basic and diluted:
Basic earnings (loss) per share from continuing operations	$7.42	$(5.28)			$3.94	$(5.65)
Basic earnings (loss) per share from discontinued operations	—	(0.02)			—	(0.20)
Basic earnings (loss) per share	$7.42	$(5.30)			$3.94	$(5.85)
Diluted earnings (loss) per share from continuing operations	$7.42	$(5.28)			$3.94	$(5.65)
Diluted earnings (loss) per share from discontinued operations	—	(0.02)			—	(0.20)
Diluted earnings (loss) per share	$7.42	$(5.30)			$3.94	$(5.85)
Adjusted pre-tax income (loss)(a)	$(102)	$(93)			$(210)	$65
Adjusted net income (loss)(a)	$(64)	$(59)			$(132)	$41
Adjusted diluted earnings (loss) per share(a)	$(0.77)	$(0.71)			$(1.59)	$0.49
Adjusted Corporate EBITDA(a)	$21	$12			$267	$553

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	As of December 31, 2017	As of December 31, 2016
Cash and cash equivalents	$1,072	$816
Total restricted cash	432	278
Revenue earning vehicles, net:
U.S. Rental Car	7,761	7,716
International Rental Car	2,153	1,755
All Other Operations	1,422	1,347
Total revenue earning vehicles, net	11,336	10,818
Total assets	20,058	19,155
Total debt	14,865	13,541
Net vehicle debt(a)	10,079	9,447
Net non-vehicle debt(a)	3,402	3,116
Total equity	1,520	1,075

(a)	Represents a non-GAAP measure, see the accompanying reconciliation included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Twelve Months Ended December 31,
(In millions)	2017	2016
Cash from continuing operations provided by (used in):
Operating activities	$2,394	$2,529
Investing activities	(3,147)	(1,996)
Financing activities	988	(183)
Effect of exchange rate changes	21	(8)
Net change in cash and cash equivalents	$256	$342

Fleet growth(a)	$144	$335
Adjusted free cash flow(a)	$(336)	$258

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
	2017	2016			2017	2016
U.S. RAC
Transaction days (in thousands)	34,958	34,056	3%		140,382	142,268	(1)%
Total RPD(a)	$40.53	$41.02	(1)%		$42.06	$42.44	(1)%
Total RPU(a)	$1,003	$984	2%		$1,015	$1,038	(2)%
Average vehicles	470,800	473,200	(1)%		484,700	484,800	—%
Vehicle utilization(a)	81%	78%	250	bps	79%	80%	(80)	bps
Net depreciation per unit per month(a)	$302	$321	(6)%		$327	$301	9%
Percentage of program vehicles at period end	7%	6%	10	bps	7%	6%	10	bps
Adjusted pre-tax income (loss) (in millions)(b)	$7	$(14)	NM		$13	$298	(96)%

International RAC
Transaction days (in thousands)	10,935	10,880	1%		50,301	48,627	3%
Total RPD(a)	$40.42	$39.15	3%		$40.18	$40.74	(1)%
Total RPU(a)	$903	$871	4%		$946	$952	(1)%
Average vehicles	163,100	163,100	—%		178,100	173,400	3%
Vehicle utilization(a)	73%	73%	40	bps	77%	77%	80	bps
Net depreciation per unit per month(a)(c)	$194	$178	9%		$181	$176	3%
Percentage of program vehicles at period end	34%	31%	310	bps	34%	31%	310	bps
Adjusted pre-tax income (loss) (in millions)(b)	$4	$15	(73)%		$203	$194	5%

All Other Operations
Average vehicles — Donlen	197,800	197,000	—%		204,300	174,900	17%
Adjusted pre-tax income (loss) (in millions)(b)	$21	$19	11%		$80	$72	11%
NM - Not meaningful

(a)	Represents a key metric, see the accompanying calculations included in Supplemental Schedule VI.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended December 31, 2017					Three Months Ended December 31, 2016
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,437	$487	$167	$—	$2,091	$1,417	$441	$151	$—	$2,009
Expenses:
Direct vehicle and operating	901	311	12	(1)	1,223	873	277	5	(1)	1,154
Depreciation of revenue earning vehicles and lease charges, net	426	105	123	—	654	456	89	117	—	662
Selling, general and administrative	102	54	11	54	221	90	48	10	65	213
Interest expense, net:
Vehicle	60	20	8	—	88	46	17	5	—	68
Non-vehicle	(28)	1	(3)	114	84	(16)	—	(2)	93	75
Total interest expense, net	32	21	5	114	172	30	17	3	93	143
Goodwill and intangible asset impairments	—	—	—	—	—	120	172	—	—	292
Other (income) expense, net	—	—	—	—	—	(1)	19	—	(7)	11
Total expenses	1,461	491	151	167	2,270	1,568	622	135	150	2,475
Income (loss) from continuing operations before income taxes	$(24)	$(4)	$16	$(167)	(179)	$(151)	$(181)	$16	$(150)	(466)
Income tax (provision) benefit from continuing operations					795					28
Net income (loss) from continuing operations					616					(438)
Net income (loss) from discontinued operations					—					(2)
Net income (loss)					$616					$(440)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Twelve Months Ended December 31, 2017					Twelve Months Ended December 31, 2016
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$5,994	$2,169	$640	$—	$8,803	$6,114	$2,097	$592	$—	$8,803
Expenses:
Direct vehicle and operating	3,651	1,273	40	(6)	4,958	3,646	1,256	22	8	4,932
Depreciation of revenue earning vehicles and lease charges, net	1,904	416	478	—	2,798	1,753	389	459	—	2,601
Selling, general and administrative	392	223	35	230	880	397	215	40	247	899
Interest expense, net:
Vehicle	226	75	30	—	331	199	61	20	—	280
Non-vehicle	(94)	5	(11)	406	306	(45)	5	(6)	390	344
Total interest expense, net	132	80	19	406	637	154	66	14	390	624
Goodwill and intangible asset impairments	86	—	—	—	86	120	172	—	—	292
Other (income) expense, net	—	(8)	—	27	19	(12)	19	—	(82)	(75)
Total expenses	6,165	1,984	572	657	9,378	6,058	2,117	535	563	9,273
Income (loss) from continuing operations before income taxes	$(171)	$185	$68	$(657)	(575)	$56	$(20)	$57	$(563)	(470)
Income tax (provision) benefit from continuing operations					902					(4)
Net income (loss) from continuing operations					327					(474)
Net income (loss) from discontinued operations					—					(17)
Net income (loss)					$327					$(491)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

	Three Months Ended December 31, 2017					Three Months Ended December 31, 2016
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Income (loss) from continuing operations before income taxes	$(24)	$(4)	$16	$(167)	$(179)	$(151)	$(181)	$16	$(150)	$(466)
Depreciation and amortization	468	114	126	3	711	506	98	120	6	730
Interest, net of interest income	32	21	5	114	172	30	17	3	93	143
Gross EBITDA	$476	$131	$147	$(50)	$704	$385	$(66)	$139	$(51)	$407
Revenue earning vehicle depreciation and lease charges, net	(426)	(105)	(123)	—	(654)	(456)	(89)	(117)	—	(662)
Vehicle debt interest	(60)	(20)	(8)	—	(88)	(46)	(17)	(5)	—	(68)
Vehicle debt-related charges(a)	6	2	1	—	9	5	2	1	—	8
Loss on extinguishment of vehicle-related debt(b)	—	—	—	—	—	(1)	—	—	—	(1)
Corporate EBITDA	$(4)	$8	$17	$(50)	$(29)	$(113)	$(170)	$18	$(51)	$(316)
Non-cash stock-based employee compensation charges	—	—	—	4	4	—	—	—	(3)	(3)
Restructuring and restructuring related charges(c)	1	4	—	2	7	(1)	2	—	11	12
Sale of CAR, Inc. common stock(k)	—	—	—	—	—	—	—	—	(9)	(9)
Impairment charges and asset write-downs(e)	—	—	—	2	2	119	190	—	—	309
Information technology and finance transformation costs(f)	1	—	—	13	14	—	—	—	13	13
Other items(g)	12	(1)	3	9	23	3	1	—	2	6
Adjusted Corporate EBITDA	$10	$11	$20	$(20)	$21	$8	$23	$18	$(37)	$12
Non-vehicle depreciation and amortization	(42)	(9)	(3)	(3)	(57)	(50)	(9)	(3)	(6)	(68)
Non-vehicle debt interest, net of interest income	28	(1)	3	(114)	(84)	16	—	2	(93)	(75)
Non-vehicle debt-related charges(a)	—	—	—	4	4	—	—	—	4	4
Loss on extinguishment of non-vehicle-related debt(b)	—	—	—	5	5	—	—	—	16	16
Non-cash stock-based employee compensation charges	—	—	—	(4)	(4)	—	—	—	3	3
Acquisition accounting(h)	11	3	1	2	17	12	1	2	—	15
Other	—	—	—	(4)	(4)	—	—	—	—	—
Adjusted pre-tax income (loss)(i)	$7	$4	$21	$(134)	$(102)	$(14)	$15	$19	$(113)	$(93)
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)					38					34
Adjusted net income (loss)					$(64)					$(59)
Weighted average number of diluted shares outstanding					83					83
Adjusted diluted earnings (loss) per share					$(0.77)					$(0.71)

Supplemental Schedule II (continued)
HERTZ GLOBAL HOLDINGS, INC
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

	Twelve Months Ended December 31, 2017					Twelve Months Ended December 31, 2016
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Income (loss) from continuing operations before income taxes	$(171)	$185	$68	$(657)	$(575)	$56	$(20)	$57	$(563)	$(470)
Depreciation and amortization	2,085	449	489	15	3,038	1,951	422	470	23	2,866
Interest, net of interest income	132	80	19	406	637	154	66	14	390	624
Gross EBITDA	$2,046	$714	$576	$(236)	$3,100	$2,161	$468	$541	$(150)	$3,020
Revenue earning vehicle depreciation and lease charges, net	(1,904)	(416)	(478)	—	(2,798)	(1,753)	(389)	(459)	—	(2,601)
Vehicle debt interest	(226)	(75)	(30)	—	(331)	(199)	(61)	(20)	—	(280)
Vehicle debt-related charges(a)	20	8	4	—	32	17	8	3	—	28
Loss on extinguishment of vehicle-related debt(b)	—	—	—	—	—	6	—	—	—	6
Corporate EBITDA	$(64)	$231	$72	$(236)	$3	$232	$26	$65	$(150)	$173
Non-cash stock-based employee compensation charges(d)	—	—	—	19	19	—	—	—	13	13
Restructuring and restructuring related charges(c)(d)	3	5	—	12	20	16	9	3	25	53
Sale of CAR, Inc. common stock(k)	—	—	—	(3)	(3)	—	—	—	(84)	(84)
Impairment charges and asset write-downs(e)	86	—	—	32	118	149	190	1	—	340
Information technology and finance transformation costs(f)	1	—	—	67	68	11	—	—	42	53
Other items(g)	24	(1)	2	17	42	(8)	3	—	10	5
Adjusted Corporate EBITDA	$50	$235	$74	$(92)	$267	$400	$228	$69	$(144)	$553
Non-vehicle depreciation and amortization	(181)	(33)	(11)	(15)	(240)	(198)	(33)	(11)	(23)	(265)
Non-vehicle debt interest, net of interest income	94	(5)	11	(406)	(306)	45	(5)	6	(390)	(344)
Non-vehicle debt-related charges(a)	—	—	—	15	15	—	—	—	20	20
Loss on extinguishment of non-vehicle-related debt(b)	—	—	—	13	13	—	—	—	49	49
Non-cash stock-based employee compensation charges(d)	—	—	—	(19)	(19)	—	—	—	(13)	(13)
Acquisition accounting(h)	50	6	6	—	62	51	4	8	2	65
Other(d)	—	—	—	(2)	(2)	—	—	—	—	—
Adjusted pre-tax income (loss)(i)	$13	$203	$80	$(506)	$(210)	$298	$194	$72	$(499)	$65
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)					78					(24)
Adjusted net income (loss)					$(132)					$41
Weighted average number of diluted shares outstanding					83					84
Adjusted diluted earnings (loss) per share					$(1.59)					$0.49

(a)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(b)
In 2017, primarily comprised of $6 million of early redemption premium and write-off of deferred financing costs associated with the redemption of the outstanding 4.25% Senior Notes due April 2018 during the second quarter and the fourth quarter write-off of approximately $7 million in deferred financing costs associated with the termination of commitments under the Senior RCF. In 2016, primarily comprised of the second quarter 2016 write‑off of deferred financing costs and debt discount of $20 million as a result of paying off the Senior Term Facility and various vehicle debt refinancings, an early redemption premium of $13 million and the write‑off of

$7 million in deferred financing costs associated with the redemption of all of the 7.50% Senior Notes due October 2018 and certain vehicle debt refinancings during the third quarter 2016 and an early redemption premium of $14 million.

(c)
Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs, which are shown separately in the table. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes $5 million and $8 million of consulting costs and legal fees related to the previously disclosed accounting review and investigation in 2017 and 2016, respectively.

(d)
For purposes of this reconciliation, due to the nature of certain costs, $2 million of restructuring and restructuring related costs have been reclassed to non-cash stock-based compensation charges for the twelve months ended December 31, 2017.

(e)
In 2017, primarily represents a second quarter $86 million impairment of the Dollar Thrifty tradenames and a first quarter impairment of $30 million related to an equity method investment. In 2016, includes a third quarter impairment of $25 million of certain tangible assets used in the U.S. RAC segment in conjunction with a restructuring program. Also includes a $120 million impairment of the Dollar Thrifty tradenames, a $172 million impairment of goodwill associated with the Company's vehicle rental operations in Europe, and a $18 million impairment of certain assets used in the Company's Brazil operations, all of which were recorded in the fourth quarter 2016.

(f)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives that commenced in 2016 to upgrade and modernize the Company’s systems and processes.

(g)
Represents miscellaneous and non-recurring items. In 2017, includes second quarter charges of $5 million relating to PLPD as a result of a terrorist event. Also includes net expenses of $16 million primarily due to charges in the third quarter 2017 related to the hurricanes, offset by $6 million gain on the sale of the Company's Brazil Operations and a return of capital from an equity method investment resulting in a $4 million gain. Additionally, includes fourth quarter charges of $5 million associated with strategic financings. For 2016, includes a $9 million settlement gain recorded in the first quarter from an eminent domain case related to one of the Company's airport locations.

(h)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(i)	Adjustments by caption to arrive at adjusted pre-tax income (loss) are as follows:

Increase (decrease) to expenses	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2017	2016	2017	2016
Direct vehicle and operating	$(27)	$(15)	$(93)	$(98)
Selling, general and administrative	(26)	(29)	(99)	(115)
Interest expense, net:
Vehicle	(9)	(7)	(32)	(37)
Non-vehicle	(9)	(19)	(28)	(65)
Total interest expense, net	(18)	(26)	(60)	(102)
Goodwill and intangible asset impairments	—	(292)	(86)	(292)
Other income (expense), net	(6)	(11)	(27)	72
Total adjustments	$(77)	$(373)	$(365)	$(535)

(j)	Derived utilizing a combined statutory rate of 37% applied to the adjusted income (loss) before income taxes.

(k)	Represents the pre-tax gain on the sale of CAR Inc. common stock.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Twelve Months Ended December 31, 2017				Twelve Months Ended December 31, 2016
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures(a)	$(6,747)	$(3,118)	$(731)	$(10,596)	$(7,311)	$(2,840)	$(721)	$(10,872)
Proceeds from disposal of revenue earning vehicles(a)	4,870	2,600	183	7,653	5,976	2,494	209	8,679
Net revenue earning vehicles capital expenditures	(1,877)	(518)	(548)	(2,943)	(1,335)	(346)	(512)	(2,193)
Depreciation of revenue earning vehicles, net	1,903	341	478	2,722	1,753	319	459	2,531
Financing activity related to vehicles:
Borrowings	8,316	1,455	985	10,756	6,410	2,456	826	9,692
Payments	(7,952)	(1,363)	(929)	(10,244)	(6,722)	(2,265)	(761)	(9,748)
Restricted cash changes	(181)	32	2	(147)	112	(61)	2	53
Net financing activity related to vehicles	183	124	58	365	(200)	130	67	(3)
Fleet growth	$209	$(53)	$(12)	$144	$218	$103	$14	$335

(a)
In 2016, includes an $85 million classification correction in the International RAC segment which decreased both revenue earning vehicles expenditures and proceeds from disposal of revenue earning vehicles and did not impact net revenue earning vehicles capital expenditures.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited

	Twelve Months Ended December 31,
(In millions)	2017	2016
Net cash provided by operating activities	$2,394	$2,529
Net change in restricted cash and cash equivalents, vehicle	(147)	53
Revenue earning vehicles expenditures	(10,596)	(10,872)
Proceeds from disposal of revenue earning vehicles	7,653	8,679
Capital asset expenditures, non-vehicle	(173)	(134)
Proceeds from disposal of property and other equipment	21	59
Proceeds from issuance of vehicle debt	10,756	9,692
Repayments of vehicle debt	(10,244)	(9,748)
Adjusted free cash flow	$(336)	$258

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited

	As of December 31, 2017			As of December 31, 2016
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$10,431	$4,434	$14,865	$9,646	$3,895	$13,541
Add:
Debt issue costs deducted from debt obligations	34	40	74	36	37	73
Less:
Cash and cash equivalents	—	1,072	1,072	—	816	816
Restricted cash	386	—	386	235	—	235
Net debt	$10,079	$3,402	$13,481	$9,447	$3,116	$12,563

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

U.S. Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016			2017	2016
Total RPD
Revenues	$1,437	$1,417			$5,994	$6,114
Ancillary retail vehicle sales revenue	(20)	(20)			(90)	(76)
Total rental revenue	$1,417	$1,397			$5,904	$6,038
Transaction days (in thousands)	34,958	34,056			140,382	142,268
Total RPD (in whole dollars)	$40.53	$41.02	(1)%		$42.06	$42.44	(1)%

Total Revenue Per Unit Per Month
Total rental revenue	$1,417	$1,397			$5,904	$6,038
Average vehicles	470,800	473,200			484,700	484,800
Total revenue per unit (in whole dollars)	$3,010	$2,952			$12,181	$12,455
Number of months in period	3	3			12	12
Total RPU (in whole dollars)	$1,003	$984	2%		$1,015	$1,038	(2)%

Vehicle Utilization
Transaction days (in thousands)	34,958	34,056			140,382	142,268
Average vehicles	470,800	473,200			484,700	484,800
Number of days in period	92	92			365	366
Available car days (in thousands)	43,314	43,534			176,916	177,437
Vehicle utilization(a)	81%	78%	250	bps	79%	80%	(80)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$426	$456			$1,904	$1,753
Average vehicles	470,800	473,200			484,700	484,800
Depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$905	$964			$3,928	$3,616
Number of months in period	3	3			12	12
Net depreciation per unit per month (in whole dollars)	$302	$321	(6)%		$327	$301	9%

(a)	Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

International Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016			2017	2016
Total RPD
Revenues	$487	$441			$2,169	$2,097
Foreign currency adjustment(a)	(45)	(15)			(148)	(116)
Total rental revenue	$442	$426			$2,021	$1,981
Transaction days (in thousands)	10,935	10,880			50,301	48,627
Total RPD (in whole dollars)	$40.42	$39.15	3%		$40.18	$40.74	(1)%

Total Revenue Per Unit Per Month
Total rental revenue	$442	$426			$2,021	$1,981
Average vehicles	163,100	163,100			178,100	173,400
Total revenue per unit (in whole dollars)	$2,710	$2,612			$11,348	$11,424
Number of months in period	3	3			12	12
Total RPU (in whole dollars)	$903	$871	4%		$946	$952	(1)%

Vehicle Utilization
Transaction days (in thousands)	10,935	10,880			50,301	48,627
Average vehicles	163,100	163,100			178,100	173,400
Number of days in period	92	92			365	366
Available car days (in thousands)	15,005	15,005			65,007	63,464
Vehicle utilization(b)	73%	73%	40	bps	77%	77%	80	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$105	$89			$416	$389
Foreign currency adjustment(a)	(10)	(2)			(29)	(22)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$95	$87			$387	$367
Average vehicles	163,100	163,100			178,100	173,400
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$582	$533			$2,173	$2,116
Number of months in period	3	3			12	12
Net depreciation per unit per month (in whole dollars)	$194	$178	9%		$181	$176	3%

(a)	Based on December 31, 2016 foreign exchange rates.

(b)	Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

Worldwide Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)		Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2017	2016			2017	2016
Total RPD
Revenues	$1,924	$1,858			$8,163	$8,211
Ancillary retail vehicle sales revenue	(20)	(20)			(90)	(76)
Foreign currency adjustment(a)	(45)	(15)			(148)	(116)
Total rental revenue	$1,859	$1,823			$7,925	$8,019
Transaction days (in thousands)	45,893	44,936			190,683	190,895
Total RPD (in whole dollars)	$40.51	$40.57	—%		$41.56	$42.01	(1)%

Total Revenue Per Unit Per Month
Total rental revenue	$1,859	$1,823			$7,925	$8,019
Average vehicles	633,900	636,300			662,800	658,200
Total revenue per unit (in whole dollars)	$2,933	$2,865			$11,957	$12,183
Number of months in period	3	3			12	12
Total RPU (in whole dollars)	$978	$955	2%		$996	$1,015	(2)%

Vehicle Utilization
Transaction days (in thousands)	45,893	44,936			190,683	190,895
Average vehicles	633,900	636,300			662,800	658,200
Number of days in period	92	92			365	366
Available car days (in thousands)	58,319	58,540			241,922	240,901
Vehicle utilization(b)	79%	77%	190	bps	79%	79%	(40)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$531	$545			$2,320	$2,142
Foreign currency adjustment(a)	(10)	(2)			(29)	(22)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$521	$543			$2,291	$2,120
Average vehicles	633,900	636,300			662,800	658,200
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$822	$853			$3,457	$3,221
Number of months in period	3	3			12	12
Net depreciation per unit per month (in whole dollars)	$274	$284	(4)%		$288	$268	7%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes our All Other Operations segment, which is primarily comprised of our Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2016 foreign exchange rates.

(b)	Calculated as transaction days divided by available car days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures and key metrics are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the earnings release provide useful information regarding the Company's financial condition and results of operations and additional purposes for which management of the Company utilizes the non-GAAP measures. Non-GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with GAAP.

NON-GAAP MEASURES

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income (loss) is calculated as income (loss) from continuing operations before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs and certain other miscellaneous, non-recurring, or non-cash items. Adjusted pre-tax income (loss) is important to management because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider adjusted pre-tax income (loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes. Adjusted pre-tax margin is adjusted pre-tax income (loss) divided by total revenues.

Adjusted Net Income (Loss)

Adjusted net income (loss) is calculated as adjusted pre-tax income (loss) less a provision for income taxes derived utilizing a combined statutory rate of 37%. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted net income (loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, and certain other miscellaneous, non-recurring, or non-cash items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted diluted EPS is calculated as adjusted net income (loss) divided by the weighted average number of diluted shares outstanding for the period. Adjusted diluted EPS is important to management and investors because it represents a measure of the Company's operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, and certain other miscellaneous, non-recurring, or non-cash items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Free Cash Flow

Adjusted free cash flow is calculated as net cash provided by operating activities from continuing operations, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating the Company's liquidity, investors should not consider Adjusted free cash flow in isolation of, or as a substitute for, a measure of the Company's liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income (loss) from continuing operations before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other miscellaneous, non-recurring, or non-cash items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes.

Fleet Growth

U.S. and International Rental Car segments fleet growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-Vehicle Debt

Net non-vehicle debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net non-vehicle debt is important to management and investors as it helps measure the Company's corporate leverage. Net non-vehicle debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net vehicle debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Net vehicle debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total net debt is calculated as total debt, excluding the impact of unamortized debt issue costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total net debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

KEY METRICS

Available Car Days

Available car days is calculated as average vehicles multiplied by the number of days in a period.

Average Vehicles

Average Vehicles, also known as "fleet capacity", is determined using a simple average of the number of vehicles in our fleet whether owned or leased by the Company at the beginning and end of a given period. Among other things, average vehicles is used to calculate Vehicle Utilization which represents the portion of the Company's vehicles that are being utilized to generate revenue.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month represents the amount of average depreciation expense and lease charges, net per vehicle per month and is calculated as depreciation of revenue earning vehicles and lease charges, net, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates, divided by the average vehicles in each period and then dividing by the number of months in the period reported. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Total Rental Revenue

Total rental revenue is calculated as total revenue less ancillary retail vehicle sales revenue, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends.

Total Revenue Per Transaction Day ("Total RPD," also referred to as "pricing")

Total RPD is calculated as total rental revenue divided by the total number of transaction days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU")

Total RPU is calculated as total rental revenue divided by the average vehicles in each period and then dividing by the number of months in the period reported. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity.

Transaction Days (also referred to as "volume")

Transaction days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization

Vehicle utilization is calculated by dividing total transaction days by available car days. This metric is important to management and investors as it is the measurement of the proportion of our vehicles that are being used to generate revenues relative to fleet capacity.